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                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 2, 2000 between Landair Corporation, a Tennessee corporation (the "Company"), and East Tennessee Foundation, a Tennessee not-for-profit corporation (the "Foundation").

         In consideration of the mutual covenants contained below, the Company and the Foundation agree as follows:

         1. Sale of the Shares. Upon the terms and conditions set forth in this Agreement, the Foundation hereby agrees to sell, assign and transfer to the Company on the Closing Date (as defined below), and the Company hereby agrees to purchase from the Foundation on the Closing Date, all 700,000 shares (the "Shares") of the $0.01 par value Common Stock of the Company (the "Common Stock") owned by the Foundation, being all of the shares of Common Stock owned by the Foundation.

         2. Purchase Price and Payment. The purchase price to be paid to the Foundation for the Shares shall be $3,000,000.00 (the "Purchase Price"). At the Closing (as defined below), upon transfer of the Shares, the Company shall pay the Purchase Price to the Foundation by wire transfer to such bank account as the Foundation may direct in writing at least two business days prior to the Closing Date.

         3. Representations and Warranties of the Foundation. The Foundation hereby represents and warrants to the Company as follows:

            (a) Ownership of the Shares. The Shares represent all equity interests of the Foundation in the Company and the Foundation has no equity interest of any nature in the Company other than the Shares. Record title to the Shares is held of record in the name of the Foundation. The Foundation will at Closing be the sole record owner of all Shares and the Foundation is, and at Closing will be, the sole beneficial owner of all Shares, in each case free and clear of any and all liens, pledges, encumbrances, charges, agreements, restrictions or claims of any kind whatsoever. No person or entity has (and as of the Closing Date none will have) asserted any claim or commenced or threatened any litigation concerning the Shares. At the Closing the Foundation will have the legal right, power and authority to transfer, assign and deliver the Shares as provided in this Agreement. At the Closing, the Foundation will convey to the Company lawful and valid title to the Shares, free and clear of any and all liens, pledges, encumbrances, charges, agreements, restrictions or claims of any kind whatsoever.

            (b) Organization and Good Standing. The Foundation is, and at Closing will be, a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee with its office at 550 West Main Street, located in Knox County, Tennessee.



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            (c) Execution and Effect of Agreement. The Foundation has the
corporate power and authority to enter into this Agreement, and consummation of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Foundation. This Agreement constitutes the legal, valid and binding obligation of the Foundation, enforceable in accordance with its terms (subject to the provisions of the Tennessee Not-for-Profit Corporation Law, and except to the extent that enforceability may be limited by laws governing bankruptcy, insolvency, receivership, liquidation, moratorium or creditors' rights and conveyances in violation of such rights, and except further that the availability of the remedy of specific performance and other equitable remedies is subject to judicial discretion). Neither the execution, delivery and performance of this Agreement nor the sale and delivery of the Shares hereunder will violate, contravene, result in a breach of or constitute a default (with due notice or lapse of time or both) under the Charter or By-Laws of the Foundation or any note, mortgage, contract, instrument, judgment, law, rule, regulation or decree to which the Foundation is a party or by which it is bound. No insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Foundation under the laws of the United States, any state or any foreign jurisdiction. The Foundation is an "accredited investor" as that term is defined under the Securities Act of 1933, as amended, and, with its advisors and consultants, has sufficient knowledge and expertise in financial and business matters to be capable of evaluating the transaction contemplated in this Agreement.

            (d) Knowledge of the Company's Business. The Foundation has the information sufficient to form the basis of its investment decision and hereby acknowledges that, except as specifically provided herein, no representations or warranties of any kind with respect thereto have been made to the Foundation by the Company or by anyone on behalf of the Company in connection with this Agreement or any of the transactions contemplated hereby. The Foundation has copies of the Company's Report on Form 10-K for the fiscal year ended December 31, 1999, its Report on Form 10-Q for the Quarter ended March 31, 2000, its 1999 Annual Report to Shareholders and its Proxy Statement for the 2000 Annual Meeting of Shareholders.

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Foundation as follows:

            (a) Organization and Good Standing. The Company is, and at the Closing will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

            (b) Execution and Effect of Agreement. The Company has the corporate power and authority to enter into this Agreement, and consummation of the transactions contemplated hereby has been duly authorized by all requisite corporate action of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except to the extent that enforceability may be limited by laws governing bankruptcy, insolvency, receivership, liquidation, moratorium or creditors' rights and conveyances in violation of such rights, and except further that the availability of the remedy of specific performance



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and other equitable remedies is subject to judicial discretion). Neither the execution, delivery and performance of this Agreement nor the purchase of the Shares hereunder will violate, contravene, result in a breach of or constitute a default (with due notice or lapse of time or both) under the Charter or By-Laws of the Company or any note, mortgage, contract, instrument, judgment, law, rule, regulation or decree to which the Company is a party or by which it is bound. No insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Company under the laws of the United States, any state or any foreign jurisdiction.

            Since September 28, 1998, the Company has timely filed all reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such reports, as of their respective dates, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Excluding the effects of general economic conditions affecting the Company, since the date of filing of the Company's Form 10-K for the year ended December 31, 1999, there have been no material changes in the financial condition or results of operations of the Company which are not reflected in such Form 10-K, in the 10-Q for the quarter ended March 31, 2000, in the Company's annual report to shareholders for its 1999 fiscal year or in the proxy statement for the Company's 2000 annual meeting of shareholders.

         5. Covenants of the Foundation. During the period which commences on the date hereof and ends on the Closing Date, (i) the Foundation shall not directly or indirectly sell, transfer, dispose of, grant any option or other right with respect to, or otherwise encumber or restrict, and (ii) the Foundation shall not directly or indirectly agree to sell, transfer, dispose of, grant any option or other right with respect to, or otherwise encumber or restrict, and (iii) neither the Foundation nor any of its agents, employees, officers, trustees, affiliates or associates shall directly or indirectly solicit or entertain offers for the purchase or acquisition of, any of the Shares, any other stock of the Company or any business or assets of the Company; provided, however, that consistent with its fiduciary obligations under applicable law, the Foundation may consider and accept an offer to purchase the Shares at a price in excess of 110% of the price herein, or higher, and on terms no less favorable to the Foundation than the terms of this Agreement, and may consummate any such transaction without liability to the Company hereunder, provided that the Foundation, its agents, employees, officers, trustees, affiliates and associates have taken no steps to solicit the making of such offer.

         6. Conditions Precedent to the Company's Obligation. The obligations of the Company to consummate the purchase of the Shares on the Closing Date is subject to satisfaction of the following conditions (all or any of which may be waived by the Company):

            (a) Representations and Warranties True and Correct. Each of the representations and warranties of the Foundation contained herein shall be true and


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correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

            (b) Performance of Agreement. The Foundation shall have performed and complied with all covenants and provisions of this Agreement required herein to be performed or complied with by the Foundation between the date hereof and the Closing Date.

            (c) Delivery of Consideration. The Shares shall have been delivered to the Company for purchase by it on the Closing Date in accordance with the provisions hereof.

            (d) Officer's Certificate. The Company shall have received a certificate of the President of the Foundation, dated the Closing Date, to the effect of subparagraphs (a), (b) and (c) above.

         7. Conditions Precedent to the Foundation's Obligations. The obligation of the Foundation to consummate the sale, transfer and assignment of the Shares to the Company on the Closing Date is subject to the satisfaction of the following conditions (all or any of which may be waived by the Foundation):

            (a) Representations and Warranties True and Correct. Each of the representations and warranties of the Company contained herein shall be true and correct as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.

            (b) Performance of Agreement. The Company shall have performed and complied with all covenants and provisions in this Agreement required herein to be performed or complied with by the Company between the date hereof and the Closing Date.

            (c) Delivery of Consideration. The Purchase Price for the Shares shall have been received by the Foundation on the Closing Date in accordance with the provisions hereof.

            (d) Officer's Certificate. The Foundation shall have received a certificate of the President of the Company, dated the Closing Date, to the effect of subparagraphs (a), (b) and (c) above.

         8. Closing and Closing Date.

            (a) Location of Closing. The closing of the sale and purchase of the Shares hereunder (the "Closing") shall occur at 10:00 a.m. on June 14, 2000 (the "Closing Date"), at the offices of the Foundation.



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            (b) Delivery of Documents. All proceedings to take place and all documents to be executed and delivered by the parties at the Closing shall be deemed to have taken place and been executed and delivered simultaneously, and no proceeding shall be deemed to have taken place nor any document executed or delivered until all have taken place and been executed and delivered.

            (c) The Foundation. At Closing, the Foundation shall deliver to the Company the following:

                (i) a certificate representing the Shares, which certificate shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto a stock power executed in blank, and in proper form for transfer; and

                (ii) the certificate of an officer of the Foundation described above.

            (d) The Company. At Closing, the Company shall deliver to the Foundation the following:

                (i) the Purchase Price as provided above; and

                (ii) the certificate of an officer of the Company described above.

         9. Brokers. Each party acknowledges and agrees that it will pay all fees and other amounts payable to its own financial and other advisors in connection with the transaction contemplated by this Agreement and will hold the other party harmless from any claims by such financial and other advisors for any fees or other amounts.

         10. Survival of Representations, Warranties and Covenants. Representations, warranties and covenants contained in this Agreement and in any certificate, document or instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing hereunder, regardless of any investigation made by the parties hereto.

         11. Additional Covenants. The Company and the Foundation each agree to cooperate and use their reasonable efforts to cause the transactions contemplated by this Agreement to be consummated on the Closing Date.

         12. Termination. In the event that the Closing has not been completed on or before June 30, 2000, this Agreement may be terminated immediately upon written notice by the Company or the Foundation to the other, unless the failure to close shall be the fault of the party seeking termination. For purposes of this Section, "fault" with respect to Closing shall mean the failure of a party to take an action as is reasonable and within such party's control that is contemplated by the Agreement to be taken by such party to satisfy or fulfill a condition precedent to Closing or to close the Agreement, which failure



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has not been consented to or waived by the other party. Upon any such termination, this Agreement and the obligations of the parties hereunder shall be of no further force or effect.

         13. Notices. Unless otherwise specifically provided, any notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon being delivered personally or upon receipt if (i) mailed by registered mail, (ii) sent by overnight courier service, or (iii) sent by telecopy communications, addressed as follows:

                           In the case of the Company:

                           Landair Corporation
                           430 Airport Road
                           Greeneville, TN 37745
                           Attention:  Richard H. Roberts

                           In the case of the Foundation:

                           East Tennessee Foundation
                           550 West Main Street
                           Knoxville, TN 37902
                           Attention:  Jerry Askew

                           with a copy to:

                           Dennis McClane, Esq.
                           Woolf, McClane, Bright, Allen & Carpenter
                           900 South Gay Street, Suite 900
                           Riverview Tower
                           Knoxville, TN  37902

or to such other addresses and/or persons as the Company or the Foundation may hereafter designate to the other in writing by like notice.

         14. Miscellaneous.

             (a) Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

             (b) Specific Enforcement; Severability. The Foundation and the Company acknowledge and agree that irreparable damage would occur in the event that


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any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The Foundation and the Company agree that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically all terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Foundation or the Company may be entitled at law or in equity. If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, then such provision shall be modified to the minimum extent necessary so as to cure such violation, and all other provisions hereof shall remain in full force and effect notwithstanding such violation.

             (c) Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred.

             (d) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (e) Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Tennessee without giving effect to the principles thereof relating to the conflict of laws.

             (f) Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses.

             (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

             (h) Disclosures. Neither party shall publicly disclose any information concerning this transaction prior to the Closing Date except: (i) either party may make any disclosures that are mutually agreed by the parties,
(ii) the Company may make disclosures to its lenders and any disclosures required by law and (iii) the Foundation may make any disclosures to the Internal Revenue Service and any other state or federal agency as required by law. The parties understand and agree that they are required to make certain public filings upon completion of the transaction contemplated under this Agreement. Both parties agree to characterize the transaction as fair to both organizations.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the day and year first above written.


                                      LANDAIR CORPORATION

                                      By:  /s/ C. Tim Roach
                                           -----------------------------------
                                           C. Tim Roach

                                      Its: President & Chief Operating Officer


                                      EAST TENNESSEE FOUNDATION

                                      By:   /s/ Jerry Askew
                                            ----------------------------------
                                            Jerry Askew
                                      Its:  President






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